SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 1, 1998

                   Puradyne Filter Technologies Incorporated
             (Exact name of registrant as specified in its charter)

         DELAWARE                   0-29192                 14-1708544
(State or other jurisdiction      (Commission            (I.R.S. Employer
      of incorporation)             File Number)         Identification No.)

3020 High Ridge Road, Suite 100, Boynton Beach, Florida        33426
(Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code: (561) 547-9499

                              T/F Purifiner, Inc.
         (Former name or former address, if changed since last report)

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ITEM 5 - OTHER EVENTS

Mr. Richard C. Ford, Board Member of Puradyn Filter Technologies Incorporated today announced that Mr. Keith T.J. Hart resigned as Director, President and Chief Executive Officer of the Company. In addition, Mr. Robert Soros and Mr. Bradley A. Hittle have resigned as Directors of the Company. Mr. Robert Qualls, Vice President of Sales and Marketing, Mr. Richard Wenman, Vice President of Technology and Mr. Larry Freedman, the Company's Controller, have also resigned from the Company.

In addition, Ford stated that the Company is seeking to arrange for additional financing and, in the interim, is curtailing its operations and has reduced its workforce to key personnel. Mr. Ford continued that "there can be no assurance that such financing or other alternatives will be obtained" and that "if a financing is not obtained, it is unlikely that the Company will be able to sustain operations."

Puradyn Filter Technologies Incorporated ("PFTT" manufactures and sells Purifiner/Registered trademark/ oil purification systems and is located in Boynton Beach, Florida.

                                   SIGNATURE

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           PURADYNE FILTER TECHNOLOGIES INCORPORATED


                           By: /s/ Richard C. Ford
                              ----------------------------------
                                   Richard C. Ford, Director

April 1, 1998